UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2022

THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or other jurisdiction

of Incorporation)

1-6747	34-0253990
(Commission File Number)	(I.R.S. Employee Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

(419) 755-1011

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	GRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Senior Secured Credit Agreement

On May 31, 2022 (the “Closing Date”), The Gorman-Rupp Company (the “Company”) entered into a senior secured credit agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) by and among the Company, as borrower, certain direct, wholly-owned subsidiaries of the Company, as guarantors, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, and JPM, as sole bookrunner and sole lead arranger.

The Senior Credit Agreement provides for a term loan facility in an initial aggregate principal amount of $350 million (the “Term Loan Facility”), a revolving credit facility in an initial aggregate principal amount of up to $100 million (the “Revolving Credit Facility”), a letter of credit sub-facility in the initial aggregate available amount of up to $15 million, as a sublimit of such Revolving Credit Facility (the “L/C Facility”) and a swing line sub-facility in the aggregate available amount of up to $20 million, as a sublimit of the Revolving Credit Facility (together with the Term Loan Facility, the Revolving Credit Facility and the L/C Facility, the “Senior Secured Credit Facility”).

On the Closing Date, the Company borrowed a total of $350 million under the Term Loan Facility and $5 million under the Revolving Credit Facility which, along with cash-on-hand and the proceeds of the Subordinated Credit Facility described below, was used to finance the Transaction described below.

The Term Loan Facility must be repaid in quarterly installments commencing on September 30, 2022 and continuing on the last day of each consecutive December, March, June and September thereafter. To the extent not previously paid, all then-outstanding amounts under the Term Loan Facility are due and payable on the maturity date of the Term Loan Facility, which is five years from the Closing Date. Borrowings under the Revolving Credit Facility are available beginning on the Closing Date and, to the extent not previously paid, all then-outstanding amounts under the Revolving Credit Facility are due and payable on the maturity date of the Revolving Credit Facility, which is five years from the Closing Date.

The Senior Credit Agreement includes customary representations, warranties, covenants and events of default.

At the option of the Company, borrowings under the Term Loan Facility and under the Revolving Credit Facility (subject to certain limitations) bear interest at either a base rate (as determined pursuant to the Senior Credit Agreement) or at an Adjusted Term SOFR Rate (as defined in the Senior Credit Agreement), plus the applicable margin as set forth therein from time to time, which ranges from 0.75% to 1.75% for base rate loans and 1.75% to 2.75% for Adjusted Term SOFR Rate loans. The applicable margin is based on the Company’s senior leverage ratio (as defined in the Senior Credit Agreement). As of the Closing Date, the applicable margin under the Senior Credit Agreement is 1.75% for base rate loans and 2.75% for Adjusted Term SOFR Rate loans.

The Company has agreed to secure all of its obligations under the Senior Credit Agreement by granting a first priority lien on substantially all of its personal property (subject to certain exceptions and limitations), and each of Patterson Pump Company, AMT Pump Company, National Pump Company and Fill-Rite Company (collectively, the “Guarantors”) has agreed to guarantee the obligations of the Company under the Senior Credit Agreement and to secure the obligations thereunder by granting a first priority lien in substantially all of such Guarantor’s personal property (subject to certain exceptions and limitations).

The Senior Credit Agreement requires the Company to maintain a consolidated senior secured net leverage ratio not to exceed 4.50 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2022, September 30, 2022, December 31, 2022 and March 31, 2023, decreasing to 4.00 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2023 and September 30, 2023, and decreasing to 3.50 to 1.00 for the four consecutive fiscal quarter period ending December 31, 2023 and each of the four consecutive fiscal quarter periods ending thereafter.

The Senior Credit Agreement requires the Company to maintain a consolidated total net leverage ratio not to exceed 5.75 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2022, September 30, 2022, December 31, 2022 and March 31, 2023, decreasing to 5.25 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2023 and September 30, 2023, and decreasing to 4.75 to 1.00 for the four consecutive fiscal quarter period ending December 31, 2023 and each of the four consecutive fiscal quarter periods ending thereafter.

The Senior Credit Agreement requires the Company to maintain a fixed charge coverage ratio (commencing with the fiscal quarter ending June 30, 2022) of not less than 1.20 to 1.00 for any four consecutive fiscal quarter period.

The Senior Credit Agreement also includes other covenants, including negative covenants that, subject to certain exceptions, limit the Company’s and in certain cases, its subsidiaries’ ability to, among other things: (i) incur additional debt, including guarantees; (ii) create liens upon any of their property; (iii) merge or consolidate with any other entity, liquidate, wind up or dissolve, or dispose of all or substantially all of their property or business; (iv) dispose of assets; (v) make certain investments; (vi) enter into sale leaseback transactions; (vii) enter into swap agreements; (viii) make or pay dividends in excess of certain thresholds set forth in the Senior Credit Agreement unless certain conditions are met; (ix) repay certain indebtedness; (x) engage in transactions with affiliates; (xi) enter into certain restrictive agreements; or (xii) modify certain material contractual obligations or organizational documents.

The Senior Credit Agreement also contains customary provisions requiring the following mandatory prepayments (subject to certain exceptions and limitations): (i) annual prepayments (beginning with the fiscal year ending December 31, 2023) with a percentage of excess cash flow (as defined in the Senior Credit Agreement); (ii) 100% of the net cash proceeds from any non-ordinary course sale of assets and certain casualty or condemnation events above a certain threshold; and (iii) 100% of the net cash proceeds of indebtedness not permitted to be incurred under the Senior Credit Agreement.

Subordinated Credit Agreement

On the Closing Date, the Company entered into a subordinated credit agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Subordinated Credit Agreement”) by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the several lenders from time to time party thereto, JPM, as administrative agent, and JPM, as sole bookrunner and sole lead arranger.

The Subordinated Credit Agreement provides for a term loan facility in an initial aggregate principal amount of $90 million (the “Subordinated Credit Facility”).

On the Closing Date, the Company borrowed a total of $90 million under the Subordinated Credit Facility, which, along with cash-on-hand and the proceeds of the Senior Secured Credit Facility described above, was used to finance the Transaction described below.

To the extent not previously paid, all then-outstanding amounts under the Term Loan Facility are due and payable on the maturity date of the Subordinated Credit Facility, which is five and one-half years from the Closing Date. If the Subordinated Credit Facility is prepaid on or prior to the second anniversary of the Closing Date, such prepayment must be accompanied by a make-whole amount as described in the Subordinated Credit Agreement. If the Subordinated Credit Facility is prepaid after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, such prepayment must be accompanied by a prepayment fee of 2% of such prepayment, and if the Subordinated Credit Facility is prepaid after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, such prepayment must be accompanied by a prepayment fee of 1% of such prepayment.

The Subordinated Credit Agreement includes customary representations, warranties, covenants and events of default.

At the option of the Company, borrowings under the Subordinated Credit Facility (subject to certain limitations) bear interest at either a base rate (as determined pursuant to the Subordinated Credit Agreement), plus 8.0%, or at an Adjusted Term SOFR Rate (as defined in the Subordinated Credit Agreement), plus 9.0%.

Each of the Guarantors has agreed to guarantee the obligations of the Company under the Subordinated Credit Agreement. The Subordinated Credit Agreement is unsecured.

The Subordinated Credit Agreement requires the Company to maintain a consolidated senior secured net leverage ratio not to exceed 5.40 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2022, September 30, 2022, December 31, 2022 and March 31, 2023, decreasing to 4.80 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2023 and September 30, 2023, and decreasing to 4.20 to 1.00 for the four consecutive fiscal quarter period ending December 31, 2023 and each of the four consecutive fiscal quarter periods ending thereafter.

The Subordinated Credit Agreement requires the Company to maintain a consolidated total net leverage ratio not to exceed 6.90 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2022, September 30, 2022, December 31, 2022 and March 31, 2023, decreasing to 6.30 to 1.00 for each of the four consecutive fiscal quarter periods ending June 30, 2023 and September 30, 2023, and decreasing to 5.70 to 1.00 for the four consecutive fiscal quarter period ending December 31, 2023 and each of the four consecutive fiscal quarter periods ending thereafter.

The Subordinated Credit Agreement also includes other covenants, including negative covenants that, subject to certain exceptions, limit the Company’s and in certain cases, its subsidiaries’ ability to, among other things: (i) incur additional debt, including guarantees; (ii) create liens upon any of their property; (iii) merge or consolidate with any other entity, liquidate, wind up or dissolve, or dispose of all or substantially all of their property or business; (iv) dispose of assets; (v) make certain investments; (vi) enter into sale leaseback transactions; (vii) enter into swap agreements; (viii) make or pay dividends in excess of certain thresholds set forth in the Subordinated Credit Agreement unless certain conditions are met; (ix) repay certain indebtedness; (x) engage in transactions with affiliates; (xi) enter into certain restrictive agreements; or (xii) modify certain material contractual obligations or organizational documents.

The Subordinated Credit Agreement also contains customary provisions requiring the following mandatory prepayments (subject to certain exceptions and limitations): (i) annual prepayments (beginning with the fiscal year ending December 31, 2023) with a percentage of excess cash flow (as defined in the Subordinated Credit Agreement); (ii) 100% of the net cash proceeds from any non-ordinary course sale of assets and certain casualty or condemnation events above a certain threshold; and (iii) 100% of the net cash proceeds of indebtedness not permitted to be incurred under the Subordinated Credit Agreement.

A copy of the Senior Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Subordinated Credit Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Senior Credit Agreement, the Company and each Guarantor has also entered into a Pledge and Security Agreement, a form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Senior Credit Agreement, the Subordinated Credit Agreement and the Pledge and Security Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on April 26, 2022 the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Tuthill Corporation, a Delaware corporation (“Tuthill”), pursuant to which the Company agreed to acquire the fuel transfer business, including the Fill-Rite and Sotera brands, of Tuthill for a purchase price of $525 million, subject to certain customary adjustments (the “Transaction”).

On the Closing Date, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Transaction was completed.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2022 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, related to each of the Senior Credit Agreement and the Subordinated Credit Agreement, which description is incorporated herein by reference.

Item 8.01	Other Events

On June 1, 2022, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)    Financial Statement of Business Acquired

The financial statements required by this Item, with respect to the Transaction described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(b)     Pro-Forma Financial Information

The pro forma financial information required by this Item, with respect to the Transaction described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01

    (d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Senior Secured Credit Agreement, dated as of May 31, 2022.

10.2	Subordinated Credit Agreement, dated as of May 31, 2022.

10.3	Pledge and Security Agreement, dated as of May 31, 2022.

99.1	Press Release dated June 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By:	/s/ Brigette A. Burnell
Name:	Brigette A. Burnell
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: June 1, 2022